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                                                                     EXHIBIT 2-A

                          EXTENSION AND AMENDMENT NO. 2
                                       TO
                             VOTING TRUST AGREEMENT


                THIS EXTENSION AND AMENDMENT NO. 2 TO VOTING TRUST AGREEMENT ("Extension Agreement"), made and entered into as of the 2nd day of October, 2000, by and among Edward L. Gaylord, Edith Gaylord Harper, Christine Gaylord Everest, E. K. Gaylord II and Martin C. Dickinson (collectively "Voting Trustees") and certain voting trust certificate holders whose names are subscribed hereto (collectively "Certificate Holders") of a Voting Trust created under that certain Agreement dated October 3, 1990, as amended by Amendment No. 1 dated October 23, 1991 (the "Voting Trust Agreement").

        WHEREAS, pursuant to Section 218 of the Delaware General Corporation Law, the Certificate Holders and the Voting Trustees entered into the Voting Trust Agreement to authorize the Voting Trustees to act thereunder with respect to the voting of, and other matters respecting the shares of common stock of The Oklahoma Publishing Company ("OPUBCO") and thereafter of Gaylord Entertainment Company ("GET"); and

        WHEREAS, in order to perpetuate the continuity and stability of policies and management of OPUBCO, the parties hereto deem it necessary and, in their best interests and in the best interests of OPUBCO, that the Voting Trust be extended for an additional period; and

        WHEREAS, an extension of the term of the Voting Trust Agreement requires the consent of the Voting Trustees pursuant to Section 20 of the Voting Trust Agreement; and

        WHEREAS, the parties desire that the shares of GET common stock be released to Certificate Holders; and

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        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the several parties hereto mutually convenant and agree as follows:

        1. Extension of Term. Pursuant to Section 20 of the Voting Trust Agreement, the term of the Voting Trust Agreement is hereby extended for an additional period of ten (10) years to and including October 2, 2010.

        2. Consent of Voting Trustees. The Voting Trustees consent to the extension of the Voting Trust and agree to act as Voting Trustees during the term of extension of the Voting Trust Agreement.

        3. Release of GET Common Stock. Notwithstanding any provision in the Voting Trust Agreement to the contrary, the Voting Trust Agreement is hereby amended to add the following Section 35 thereto:

                "Notwithstanding anything herein to the contrary, within 30 days following the extension of this Agreement, the Voting Trustees shall implement such action as deemed necessary to release all shares of common stock of Gaylord Entertainment Company to the holders of trust certificates representing such shares."

        4. Post-Effective Execution. Subject in each case to the consent of at least 60% of the Voting Trustees, any Certificate Holder who does not enter into this Extension Agreement by the date and year first above written, or any other shareholder of OPUBCO who desires to deposit his shares and become a trust certificate holder of the Voting Trust, may do so by subscribing to an addendum to this Extension Agreement and thereby agree to be hereby bound as if such Certificate Holder or shareholder had executed this Extension Agreement on the date and year first written above.


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        5.      All Other Provisions to Remain in Effect. Other than as set forth in this Extension Agreement with respect to the extension of the term of the Voting Trust Agreement as set forth in Section 1 hereof, and with respect to the release of shares of GET common stock as set forth in Section 3 hereof, all provisions of the Voting Trust Agreement shall remain in full force and effect and be binding upon, enforceable against, and inure to the benefit of the persons subscribing hereto, and their respective heirs, executors, administrators, devisees, trustees and assigns.

        6. Governing Law. This Extension Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware.

        7. Counterparts. This Extension Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        IN WITNESS HEREOF, the undersigned Certificate Holders and the Voting Trustees have executed this Extension Agreement as of the day and year first written above.



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                                 VOTING TRUSTEES

TRUSTEE

/s/ Edward L. Gaylord
------------------------------------
Edward L. Gaylord

/s/ Edith Gaylord Harper
------------------------------------
Edith Gaylord Harper

/s/ Christine Gaylord Everest
------------------------------------
Christine Gaylord Everest

/s/ Edward K. Gaylord II
------------------------------------
Edward K. Gaylord II

/s/ Martin C. Dickinson
------------------------------------
Martin C. Dickinson


                               CERTIFICATE HOLDERS
                                OF THE COMPANIES


Certificate Holder


------------------------------------
Louise Gaylord Bennett

/s/ Martin C. Dickinson
------------------------------------
Martin C. Dickinson, Trustee
    Martin C. Dickinson
    Revocable Trust

/s/ Carol D. Dickinson
------------------------------------
Carol D. Dickinson, Trustee
    Carol D. Dickinson Revocable
    Trust

/s/ Martin C. Dickinson
------------------------------------
Donald C. Dickinson & Elizabeth
    M. Dickinson Foundation



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/s/ Martin C. Dickinson
------------------------------------
Martin C. Dickinson & Elizabeth
    D. Smoyer, Trustees,
    Elizabeth M. Dickinson Trust


------------------------------------
Rebecca E. Dickinson

/s/ Kristopher A. Dickinson
------------------------------------
Kristopher A. Dickinson


------------------------------------
Kristopher Dickinson Generation
    Skipping Trust U/Elizabeth
    M. Dickinson Trust DTD 1-
    31-79 Martin C. Dickinson &
    Elizabeth D. Smoyer, Co-
    Trustees


------------------------------------
Christine Gaylord Everest


------------------------------------
The Jean I Everest Foundation


------------------------------------
Mary Christine Everest


------------------------------------
Tricia Louise Everest


------------------------------------
James H. Everest


------------------------------------
Leon J. Fairbanks


/s/ Edward L. Gaylord
------------------------------------
Edward L. Gaylord, Trustee
    Edward L. Gaylord Revocable
    Trust Dated 12/27/89



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/s/ Edward L. Gaylord
------------------------------------
Thelma F. Gaylord Irrevocable
    Trust Dated 12/28/89, Edward
    L. Gaylord, Trustee


/s/ Edward L. Gaylord
------------------------------------
Edward L. Gaylord, Trustee Mary
    I. Gaylord Revocable Living
    Trust of 1985


/s/ Edward King Gaylord II
------------------------------------
Edward King Gaylord II


/s/ Edith Gaylord Harper
------------------------------------
Edith Gaylord Harper, William J.
    Ross & David O. Hogan,
    Trustees of the Edith Gaylord
    Harper 1995 Revocable Trust


------------------------------------
Linden Root Dickinson
    Foundation, John R. Henkel,
    Trustee


------------------------------------
Janet L. Rollins, Trustee Janet L.
    Rollins 1986 Trust U/T/D
    8/13/86


------------------------------------
Sanders Charitable Remainder
    Unitrust, John R. Henkel,
    Trustee


------------------------------------
Joan L. Sanders


------------------------------------
Derek Alan Sanders



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------------------------------------
Derek A. Sanders & Valerie
    Sanders, trustees, Revocable
    Trust dated May 24, 1990, as
    amended as Valerie W.
    Sanders separate property


------------------------------------
Derek A. & Valerie Sanders,
    trustees, Revocable Trust
    Dated May 24, 1990, as
    amended as Derek A. Sanders
    separate property


------------------------------------
Kevin Reed Sanders


------------------------------------
Derek A. Sanders, custodian for
    Allison N. Sanders under
    California UGMA


------------------------------------
Derek A. Sanders, custodian for
    Matthew C. Sanders under
    California UGMA


------------------------------------
Robert W. Sanders


------------------------------------
Walter J. Smoyer & Elizabeth D.
    Smoyer, Trustees of The
    Walter & Elizabeth Smoyer
    Family Trust DTD 10/3/96


------------------------------------
Donald J. Smoyer


------------------------------------
Donald James Smoyer Generation
    Skipping Trust U/Elizabeth
    M. Dickinson Trust DTD 1-
    31-79, Martin C. Dickinson &
    Elizabeth D. Smoyer, Co-Trustees

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------------------------------------
Richard E. Smoyer


------------------------------------
Richard Eugene Smoyer
    Generation Skipping Trust
    U/Elizabeth M. Dickinson
    Trust DTD 1-31-79, Martin C.
    Dickinson & Elizabeth D.
    Smoyer, Co-Trustees


------------------------------------
Walter Paul Smoyer


------------------------------------
Walter Paul Smoyer Generation
    Skipping Trust U/Elizabeth
    M. Dickinson Trust DTD 1-
    31-79, Martin C. Dickinson &
    Elizabeth D. Smoyer, Co-Trustees


/s/ Martin C. Dickinson
------------------------------------
Rebecca Dickinson Welch
    Generation Skipping Trust
    U/Elizabeth M. Dickinson
    Trust DTD 1-31-79, Martin C.
    Dickinson & Elizabeth D.
    Smoyer, Co-Trustees





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